UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 26, 2006

CALIFORNIA OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-50375

(Commission File Number)

98-0389524

(IRS Employer Identification No.)

#312, 407 – 2nd Street SW, Calgary, AB, T2P 2Y3

(Address of principal executive offices and Zip Code)

403-261-1965

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 26, 2005, we adopted a stock option plan for our employees and consultants, reserving a total of 3,000,000 shares of our common stock for issuance pursuant to grants made under the stock option plan. The 2006 stock option plan is attached as Exhibit 10.1 to this Form 8-K.

On April 26, 2006, we ratified an agreement between our company and Cypress Point Capital Inc. dated April 10, 2006, in which Cypress Point Capital Inc. agreed to provide investor relations consulting services to our company in exchange for a monthly fee of $2,500 and a one-time grant of options to purchase 300,000 of our common shares at an exercise price of $0.85 for a period of two years. These options are to be granted under our stock option plan and are subject to our entering into a stock option agreement with Cypress. The options will vest in accordance with the stock option agreement. The investor relations consulting agreement is attached as Exhibit 10.2 to this Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

On April 26, 2006, we granted stock options to a consultant of our company to purchase an aggregate of 300,000 shares of our common stock at an exercise price of $0.85 per share, exercisable until April 26, 2008. The options are subject to vesting provisions to be set forth in a stock option agreement to be entered into with the consultant. The consultant is not a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933), these options were issued in an offshore transaction and we relied on the registration exemption established by Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 26, 2006, we appointed Ernie G. Pratt to our board of directors. The news release announcing Mr. Pratt’s appointment is attached as Exhibit 99.1 to this Form 8-K.

Mr. Pratt has in excess of 32 years experience in development and management of successful oil and gas exploration and development programs in Canada and Internationally. As Vice President of Exploration and Development of Arakis, beginning in 1993, Mr. Pratt was responsible for that company’s entire exploration and development program in Sudan. His activities resulted in several significant oil discoveries that supported decisions to proceed with major pipeline and infrastructure construction in Sudan. From 1997 to 1999, Mr. Pratt was Executive Vice President, Exploration and Development of Odyssey Petroleum Corp., a public company engaged primarily in international oil and gas projects. In 1999 he became Vice President of Rocky Mountain Energy, an oil and gas company concentrating on the Western Canada Sedimentary Basin.

Mr. Pratt graduated from the University of Alberta with a Masters of Science Degree with specialization in Geology. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta and the American Association of Petroleum Geologists.

Our board of directors currently consists of Messrs. John McLeod and Ernie Pratt.

Item 9.01. Financial Statements and Exhibits.

10.1	2006 Stock Option Plan.
10.2	Investor Relations Consulting Agreement.
99.1	News Release dated April 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALIFORNIA OIL & GAS CORPORATION

/s/ John McLeod

John McLeod,

President, Secretary, Treasurer and Director

Date: April 26, 2006